Exhibit 99.1

Vislink Reports Third Quarter 2024 Financial
and Operational Results

Year-to-Date Revenue Increased 26% Year-Over-Year to $24.4 Million

New ERP Implementation Insights lead to Restructuring Initiative Expected to Achieve Over $6 Million in Annualized Cost Savings Beginning in Q4 2024

Mt. Olive, NJ — November 14, 2024 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL), a global technology leader in the capture, delivery, and management of high-quality, live video and associated data in the media and entertainment, public safety, and defense markets, today reported results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Results

●	Revenue for the nine months ended September 30, 2024, was $24.4 million, an increase of 26% over the prior year period. Revenue in the third quarter was $7.1 million compared to $7.2 million in the third quarter of 2023.
●	Gross margin was 51% in the third quarter, down from 54% in the prior year period.
●	Net loss was $(3.0) million, or $(1.22) per share in the third quarter, compared to $(2.0) million, or $(0.83) per share, in the prior year period.
●	Cash and short-term investments were $9.2 million at September 30, 2024, compared to $11.5 million at June 30, 2024. Working capital was $27.1 million at the end of the third quarter compared to $31.8 million at June 30, 2024. The Company expects to realize improvements in working capital performance due to insights from the implementation of an ERP system that came online in the third quarter.

Third Quarter 2024 and Recent Operational Highlights

●	Increased adoption of Vislink’s aircraft-based AeroLink transceiver by federal, regional, and municipal public safety organizations. AeroLink is the central component of the Company’s downlink systems and enables the delivery of exceptional video quality, secure and uninterrupted connectivity, and broad operating ranges.
●	Initial deployment of Vislink’s new Q-Link airborne control system with a U.S. public safety organization, laying the foundation for Vislink’s Air-to-Anywhere™ platform. This system enables secure, real-time, air-to-ground live video streaming, enhancing situational awareness.
●	Received an initial $340,000 order with the U.S. Department of Homeland Security.
●	Deployed a new ERP system to streamline and integrate core business processes, improving overall efficiency. The system enables improved decision-making through real-time data access, reduced operational costs, and increased agility in responding to market changes.
●	Subsequent to the end of the third quarter, Vislink implemented a restructuring plan to streamline operations and reduce costs. The actions will include the closure and relocation of certain manufacturing activities to consolidate manufacturing capacity and optimize staffing levels to align with the Company’s long-term objectives.

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●	Appointed Joseph Lipowski as Chief Technology Officer. Joe brings extensive industry experience with high-growth companies in RF systems, software development, and communications hardware. He will lead the product development team and spearhead the Company’s next-generation platform for radio-agnostic crewed and uncrewed aerial command, control, and video systems – a critical part of Vislink’s long-term strategy.
●	Introduced the 5G DragonFly V, the Company’s miniaturized HEVC 5G transmitter. DragonFly V is designed to deliver real-time, high-quality video from Point-of-View (PoV) cameras, drones, and body-worn devices, delivering unprecedented first-person perspectives from live events and public safety.
●	Launched a new corporate brand identity and website to drive global growth and strengthen market leadership. The enhanced digital presence with improved SEO is designed to create additional sales opportunities by offering Vislink customers an intuitive, user-friendly platform for discovering and evaluating the Company’s solutions.

Management Commentary

“We are pleased to report that our year-to-date revenue has increased over 26% compared to the same period in the prior year,” stated Mickey Miller, CEO of Vislink. “The results recorded in the third quarter alone reflected a decline in revenues caused by unusually high seasonal softness in the Live Production sector. Further, while we experienced robust 26% growth in the MilGov market, it was lower than our anticipated growth due to extended sales cycles with customers in the Middle East. However, we continue to observe a number of favorable signs this quarter that point to promising growth opportunities ahead. We now have numerous product evaluations taking place in the field as local, national, and international law enforcement and defense agencies seek to maintain a strategic edge in ensuring public safety. Our airborne video downlink systems, featuring the AeroLink transceiver and Air-to-Anywhere™ solution, remain the gold standard for robust, reliable, and efficient surveillance and emergency response solutions. We anticipate closing on many of these opportunities and expect to realize significant revenue from this sector moving forward.”

“The Live Production market continues to present growth opportunities for our solutions. There has been considerable interest in our miniature DragonFly V transmitter. DragonFly V is designed to deliver real-time, high-quality video from Point-of-View (PoV) cameras, drones, and body-worn devices. The increasing demand for high performance combined with compact form factors in video transmission is driving interest in our broad range of solutions that address quality, immediacy, and flexibility, which are key requirements of broadcast media organizations. We expect to maintain targeted R&D investments in our product lines, with both incremental and major upgrades, to extend our competitive edge in the market.”

“In the third quarter, we launched a new ERP system to unify and optimize our core operations, driving efficiency across the organization. The system has enabled us to identify significant costs that we believe can be removed from the business. Although we are pleased with our year-to-date revenue growth, we are responding proactively to near-term softness by consolidating operations while strategically positioning ourselves for continued growth in the MilGov sector. As part of this effort, we initiated a restructuring project that consolidates our manufacturing facilities into one location and streamlines our organization to better support our target markets. We expect the restructuring initiative to achieve over $6 million in annualized cost savings beginning in Q4 2024. We are also committed to continuously identifying further opportunities for cost reduction.”

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“Looking forward, we remain firmly committed to our three-year plan; however, the timeline for achieving our growth and profitability expectations may be extended due to current market dynamics. We have addressed our cost base to accommodate that extended period. We are confident that ongoing strong demand for our proven solutions, the transition toward MilGov markets and high-margin service revenue, and our unwavering focus on cost management position us well for executing our plans and attaining future sustainable and profitable growth.”

Conference Call

Management will host a conference call today, November 14, 2024, at 8:30 a.m. Eastern Time to discuss its financial results for the third quarter ended September 30, 2024.

Vislink management will host the presentation, followed by a question-and-answer period.

Toll-Free Number: 1-833-953-2432

International Number: 1-412-317-5761

Webcast: Click here to register

Please register online approximately 15 minutes before the start time (although you may register, dial in, or access the webcast anytime during the call).

The conference call will be broadcast live here and available for replay via the Investor Relations section of Vislink’s website.

A replay of the conference call will be available after 11:30 a.m. Eastern Time on the same day through November 28, 2024.

Toll-Free Replay Number: 1-877-344-7529

International Replay Number: 1-412-317-0088

Replay ID: 4856930

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earnings release and the related earnings conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income and tax). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. A reconciliation of non-GAAP EBITDA to GAAP net loss appears in the financial tables accompanying this press release, as set forth below.

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Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future revenues, growth, profitability results, and financial position, risks of supply chain constraints and inflationary pressures, projected expenses and cost-savings, prospects, plans including restructuring, and footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, implementation of the ERP, R&D investments including AVDS and drone-related projects, expected contract values, projected pipeline sales opportunities and transactions in our sales pipeline, backlog realization, and order acquisitions integration including the recently acquired BMS assets, cost savings, and expected market opportunities across the Company’s operating segments including the live event production, AVDS and MilGov markets, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing, and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on April 3, 2024, and in subsequent filings with, or submissions to, the SEC from time to time.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

About Vislink Technologies, Inc.

Vislink Technologies is a global technology leader in capturing, delivering, and managing high-quality live video and associated data. With a renowned heritage in video communications encompassing over 50 years, Vislink has revolutionized live video communications by delivering the highest-quality video from the scene, even in the most challenging transmission conditions, enabling broadcasters, defense, and public safety agencies to capture and share live video seamlessly and securely. Vislink provides live streaming solutions using RF, bonded cellular, 5G, and AI-driven technologies. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Media Contact:

Adrian Lambert

Adrian.lambert@vislink.com

Investor Relations:

investors@vislink.com

-Financial Tables to Follow-

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VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,213	$8,482
Accounts receivable, net	8,252	8,680
Inventories, net	15,265	14,029
Investments held to maturity	5,975	5,731
Prepaid expenses and other current assets	1,992	1,560
Total current assets	34,697	38,482
Right of use assets, operating leases	504	742
Property and equipment, net	2,155	1,902
Intangible assets, net	3,052	3,866
Total assets	$40,408	$44,992
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,211	$3,183
Accrued expenses	1,675	1,578
Notes payable	230	—
Operating lease obligations, current	513	463
Customer deposits and deferred revenue	1,983	1,490
Total current liabilities	7,612	6,714
Operating lease obligations, net of current portion	376	755
Deferred tax liabilities	430	546
Total liabilities	8,418	8,015
Commitments and contingencies (See Note 11)
Stockholders’ equity
Series A Preferred stock, $0.00001 par value per share: -0- shares authorized on September 30, 2024, and December 31, 2023, respectively; -0- shares issued and outstanding on September 30, 2024, and December 31, 2023, respectively.	—	—
Common stock, $0.00001 par value per share, 100,000,000 shares authorized on September 30, 2024, and December 31, 2023, respectively: Common stock, 2,464,398 and 2,439,923 were issued, and 2,464,265 and 2,439,790 were outstanding on September 30, 2024, and December 31, 2023, respectively.	—	—
Additional paid-in capital	348,548	347,507
Accumulated other comprehensive loss	(827)	(1,027)
Treasury stock, at cost – 133 shares as of September 30, 2024, and December 31, 2023, respectively	(277)	(277)
Accumulated deficit	(315,454)	(309,226)
Total stockholders’ equity	31,990	36,977
Total liabilities and stockholders’ equity	$40,408	$44,992

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VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
OTHER COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue, net	$7,066	$7,179	$24,366	$19,410
Cost of revenue and operating expenses
Cost of components and personnel	3,485	3,302	10,846	8,977
Inventory valuation adjustments	310	176	744	480
General and administrative expenses	5,050	4,793	16,262	14,500
Research and development expenses	1,160	805	2,925	2,480
Impairment on right-of-use assets	—	83	—	83
Depreciation and amortization	321	311	1,011	913
Total cost of revenue and operating expenses	10,326	9,470	31,788	27,433
Loss from operations	(3,260)	(2,291)	(7,422)	(8,023)
Other income (expense)
Unrealized gain (loss) on investments held to maturity	84	(4)	229	(67)
Other income (loss)	26	(36)	400	294
Dividend income	47	104	185	323
Interest income, net	86	202	264	555
Total other income	243	266	1,078	1,105
Net loss before income taxes	(3,017)	(2,025)	(6,344)	(6,918)
Income taxes
Deferred tax benefits	7	55	116	164
Net loss	$(3,010)	$(1,970)	$(6,228)	$(6,754)

Basic and diluted loss per share	$(1.22)	$(0.83)	$(2.54)	$(2.84)
Weighted average number of shares outstanding:
Basic and diluted	2,464	2,382	2,454	2,377
Comprehensive loss:
Net loss	$(3,010)	$(1,970)	$(6,228)	$(6,754)
Unrealized gain (loss) on currency translation adjustment	566	(364)	200	(64)
Comprehensive loss	$(2,444)	$(2,334)	$(6,028)	$(6,818)

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Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING September 30, 2024
(IN THOUSANDS)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Reconciliation of net income to EBITDA
Net loss	$(3,010)	$(1,970)	$(6,228	$(6,754)
Amortization and depreciation	321	311	1,011	913
Dividend income	(47)	(104)	(185)	(323)
Interest income, net	(86)	(202)	(264)	(555)
Tax	(7)	(55)	(116)	(164)
EBITDA	$(2,829)	$(2,020)	$(5,782)	$(6,883)

Stock-based compensation	199	343	881	1,600
Impairment	—	83	—	83
Severance	191	182	191	541

EBITDA Non-GAAP Adjusted	$(2,439)	$(2,781)	$(4,710)	$(4,659)

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